UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2012

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 19, 2012, Vanguard Natural Resources, LLC (the “Company”), Denbury Onshore, LLC, a selling unitholder (the “Selling Unitholder”) and certain subsidiaries of the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., UBS Securities LLC and RBC Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of (i) 4,000,000 common units (the “Primary Firm Units”) representing limited liability company interests in the Company (the “Common Units”) by the Company, and (ii) 3,137,255 Common Units (the “Secondary Units”) by the Selling Unitholder, at a price to the public of $27.71 per Common Unit ($26.63 per Common Unit, net of underwriting discount). The Company did not receive any proceeds from the sale of the Secondary Units.  Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 1,070,588 Common Units (together with the Primary Firm Units and Secondary Units, the “Units”) on the same terms as those Common Units sold by the Company and the Selling Unitholder to cover over-allotments, if any. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-179050) (the "Registration Statement") of the Company, as supplemented by the Prospectus Supplement dated January 19, 2012 relating to the Units, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act on January 19, 2012. The Company closed the transaction on January 24, 2012.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Selling Unitholder, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and its directors and officers also agreed not to issue Common Units or securities convertible into Common Units for a period of 60 days after January 19, 2012, without the prior written consent of Wells Fargo Securities, LLC.

The Underwriters and their related entities have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their businesses. Affiliates of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., UBS Securities LLC, RBC Capital Markets, LLC and BMO Capital Markets Corp. are lenders under the Company’s term loan facility and/or senior secured revolving credit facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness under those credit facilities.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 18, 2012, the Company issued a press release announcing a public offering of 7,137,255 Common Units pursuant to the Registration Statement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.  On January 19, 2012, the Company issued a press release announcing that it had priced the offering of 7,137,255 Common Units. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated January 19, 2012, by and among Vanguard Natural Resources, LLC, Denbury Onshore, LLC, certain subsidiaries party thereto and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., UBS Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release dated January 18, 2012.
Exhibit 99.2	Press Release dated January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:                        /s/ Scott W. Smith
Name:                   Scott W. Smith
Title:                      President, Chief Executive Officer and Director
January 24, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated January 19, 2012, by and among Vanguard Natural Resources, LLC, Denbury Onshore, LLC, certain subsidiaries party thereto and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., UBS Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release dated January 18, 2012.
Exhibit 99.2	Press Release dated January 19, 2012.